Exhibit 99.906CERT

Certifications Under Section 906

of the Sarbanes-Oxley Act of 2002

Erich Rettinger, President and Principal Executive Officer and Gina Meyer, Treasurer and Chief Financial Officer, of the ALPS Variable Investment Trust (the “Registrant”), each certify to the best of their knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2024 (the “Form N-CSR”) fully complies with the requirements of sections 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Erich Rettinger	By:	/s/ Gina Meyer
	Erich Rettinger		Gina Meyer
	President (Principal Executive Officer)		Treasurer (Principal Financial Officer)

Date:	February 28, 2025	Date:	February 28, 2025

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended and 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.